Exhibit 99.1

For Immediate Release

For additional information contact:
Michael W. Shelton, Chief Financial Officer
Phone: 336-369-0900

FNB Financial Services Corporation Announces
Record Earnings for 2006

GREENSBORO, N.C.--(BUSINESS WIRE)—February 6, 2007-- FNB Financial Services Corporation (NASDAQ: FNBF) (“FNB”), parent of FNB Southeast (the “Bank”), reported record net income for 2006 of $9.11 million, compared to 2005 results of $792,000. On a per diluted share basis, FNB earned $1.26 in 2006 and $0.11 in 2005. Net income for the fourth quarter of 2006 totaled $2.02 million, or $0.28 per diluted share, compared to a net loss of $5.61 million, or ($0.80) per diluted share, in 2005. The loss in 2005 was primarily attributable to a special provision for credit losses of $13.6 million.

“We are very pleased to achieve record earnings of $9.11 million in 2006. These results reflect a great deal of hard work by our employees, who persevered in a difficult time in the bank’s history,” stated Pressley A. Ridgill, President and Chief Executive Officer. “Last year at this time, we predicted that FNB would regain earnings momentum and we met that expectation. A critical result of the dedication of our Board, management, and employees is that the memorandum of understanding entered into with our banking regulators in the first quarter of 2006 was terminated as of December 31, 2006. We look forward in 2007 to continued success in creating enhanced economic value for our shareholders.”

Interest income totaled $72.93 million for the full year of 2006, compared to $62.11 million in 2005; fourth quarter interest income was $18.46 million and $17.18 million for 2006 and 2005, respectively. Total interest expense was $34.54 million in 2006, compared to $24.71 million in 2005, an increase of 39.8%. Interest expense on deposits was $29.04 million, an increase of $7.55 million from the prior year. Fourth quarter interest expense on deposits totaled $7.77 million in 2006, an increase of $1.66 million from one year earlier

Noninterest income totaled $5.51 million in 2006, a 25.4% decrease from the $7.38 million recorded in 2005. For the fourth quarter, noninterest income declined 14.0%, from $1.70 million in 2005 to $1.46 million in 2006.

Assets at December 31, 2006 and 2005 totaled $1.01 billion.  Loans amounted to $707.1 million at December 31, 2006, a decrease of $50.8 million, or 6.7%, from the previous yearend balance of $758.0 million. Net credit charge-offs for the fourth quarter of 2006 amounted to $2.78 million, or 1.56% of average outstanding loans on an annualized basis. Annual net credit losses to average outstanding loans are 0.99% for 2006, compared to 0.59% for 2005.  FNB recorded a provision for credit losses of $1.44 million for the full year of 2006, compared to $16.13 million in 2005. The yearend allowance for credit losses to outstanding loans was 1.87% for 2006 and 2.53% for 2005.

Deposits decreased $6.1 million, or 0.7%, to $818.6 million at December 31, 2006.  Shareholders’ equity increased 8.1%, to $72.7 million and FNB increased its annual cash dividends by 8.9% to $0.49 per share in 2006. During 2006, FNB repurchased 123,073 shares of its common stock at an average cost of $15.03.

FNB Financial Services Corporation is a bank holding company with one subsidiary, FNB Southeast; a North Carolina chartered commercial bank. FNB Southeast currently operates 17 banking offices located in North Carolina and Virginia. FNB Southeast Mortgage Corporation and FNB Southeast Investment Services, Inc. are operating subsidiaries of FNB Southeast.

Forward Looking Statements

This news release may contain forward looking statements with respect to the financial conditions and results of operations of FNB Financial Services Corporation (“FNB”). These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected results in connection with the implementation of our business plan are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which FNB does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which FNB is engaged; (9) regulatory compliance cost increases are greater than expected; and (10) decisions to change the business mix of FNB. For further information and other factors which could affect the accuracy of forward looking statements, please see FNB’s reports filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934 which are available at the SEC’s website (www.sec.gov) or at FNB’s website (www.fnbsoutheast.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s judgments only as of the date hereof. FNB undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

FINANCIAL SUMMARY

											Fourth
											Quarter	Twelve Months Ended
	2006								2005	2006-2005		December 31
	Fourth		Third		Second		First		Fourth		Percent					Percent
	Quarter		Quarter		Quarter		Quarter		Quarter		Variance	2006		2005		Variance

Average Balances
(Dollars in thousands)

Assets	$1,003,156		$1,031,364		$1,022,267		$1,015,797		$1,011,103		(0.8)%	$1,018,148		$965,704		5.4%
Loans	714,082		736,365		759,948		760,026		764,331		(6.6)	742,463		740,468		0.3
Investment securities	218,452		212,884		209,041		204,468		181,222		20.5	211,254		159,957		32.1
Earning assets	943,324		976,797		977,031		974,586		953,263		(1.0)	965,049		910,858		5.9
Noninterest-bearing deposits	85,571		86,741		89,311		87,174		89,999		(4.9)	87,194		85,704		1.7
Interest-bearing deposits	729,513		755,221		734,631		741,104		733,000		(0.5)	740,127		704,537		5.1
Interest-bearing liabilities	827,387		859,476		853,536		850,713		831,665		(0.5)	847,746		793,028		6.9
Shareholders' equity	73,092		70,573		68,897		68,203		74,153		(1.4)	70,163		72,692		(3.5)

Period-End Balances
(Dollars in thousands)

Assets	$1,010,773		$1,013,671.0		$1,027,827		$1,019,878		$1,007,406		0.3%
Loans	707,146		722,494		750,725		754,921		757,967		(6.7)
Investment securities	217,127		218,641		211,871		203,824		201,890		7.5
Earning assets	927,281		954,471		968,126		965,004		964,431		(3.9)
Noninterest-bearing deposits	87,047		89,204		90,116		89,996		92,884		(6.3)
Interest-bearing deposits	731,521		744,924		756,668		746,422		731,746		(0.0)
Interest-bearing liabilities	838,679		840,403		864,769		855,611		839,826		(0.1)
Shareholders' equity	72,693		73,153		69,363		68,986		67,233		8.1

Asset Quality Data
(Dollars in thousands)

Nonperforming loans	$13,521		$15,287		$14,869		$9,346.0		$10,386			$13,521		$10,386
Other nonperforming assets	889		1,786		1,609		1,527		1,483			889		1,483
Net credit losses	2,776		2,583		791		1,232		3,629			7,382		4,342
Allowance for credit losses	13,195		15,656		18,239		18,665		19,142			13,195		19,142
Nonperforming loans
to outstanding loans	1.91%		2.12%		1.98%		1.24%		1.37%			1.91%		1.37%
Annualized net credit losses
to average loans	1.56		1.40		0.42		0.65		1.90			0.99		0.59
Allowance for credit losses
to outstanding loans	1.87		2.17		2.43		2.47		2.53			1.87		2.53
Allowance for credit losses
to nonperforming loans	97.59	X	102.41	X	122.66	X	199.71	X	184.31	X		97.59	X	184.31	X

FINANCIAL SUMMARY

						Fourth
						Quarter	Twelve Months Ended
	2006				2005	2006-2005	December 31
	Fourth	Third	Second	First	Fourth	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2006	2005	Variance

Income Statement Data
(Dollars in thousands, except share data)

Interest income:
Loans	$16,055	$15,972	$15,814	$15,757	$15,363	4.5%	$63,598	$56,011	13.5%
Other	2,401	2,600	2,204	2,131	1,819	32.0	9,336	6,101	53.0
Total interest income	18,456	18,572	18,018	17,888	17,182	7.4	72,934	62,112	17.4
Interest expense	9,092	9,185	8,479	7,786	7,181	26.6	34,542	24,709	39.8
Net interest income	9,364	9,387	9,539	10,102	10,001	(6.4)	38,392	37,403	2.6
Provision for credit losses	315	0	365	755	13,627	(97.7)	1,435	16,132	(91.1)
Net interest income after
provision for credit losses	9,049	9,387	9,174	9,347	(3,626)	349.6	36,957	21,271	73.7
Noninterest income	1,459	1,406	1,311	1,332	1,696	(14.0)	5,508	7,383	(25.4)
Noninterest expense	7,699	7,305	6,846	7,057	7,276	5.8	28,907	28,206	2.5
Income before income tax expense	2,809	3,488	3,639	3,622	(9,206)	130.5	13,558	448	2,926.3
Income tax expense	789	1,163	1,249	1,244	(3,601)	121.9	4,445	(344)	1,392.2
Net income	$2,020	$2,325	$2,390	$2,378	$(5,605)	136.0	$9,113	$792	1,050.6

Net income per share:
Basic	$0.29	$0.33	$0.34	$0.34	$(0.80)	136.3%	$1.29	$0.11	1,072.7%
Diluted	$0.28	$0.32	$0.33	$0.33	$(0.80)	135.0%	$1.26	$0.11	1,045.5%
Cash dividends per share	$0.13	$0.12	$0.12	$0.12	$0.12	8.3%	$0.49	$0.45	8.9%

Other Data

Return on average assets	0.80%	0.89%	0.94%	0.95%	(2.20)%		0.90%	0.08%
Return on average equity	10.96	13.07	13.91	14.14	(29.99)		12.99	1.09
Net yield on earning assets *	4.05	3.91	4.00	4.28	4.24		4.06	4.18
Efficiency	69.06	66.21	61.87	60.70	61.23		64.46	62.04
Equity to assets	7.29	6.84	6.74	6.71	7.33		6.89	7.53
Loans to assets	71.18	71.40	74.34	74.82	75.59		72.92	76.68
Loans to deposits	87.61	87.46	92.23	91.76	92.87		89.74	93.70
Noninterest - bearing deposits
to total deposits	10.50	10.30	10.84	10.52	10.94		10.54	10.85

*Fully taxable equivalent basis

COMMON STOCK DATA

	2006				2005
	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter

Market value:
End of period	$14.82	$14.75	$15.16	$16.05	$16.40
High	15.68	15.50	15.67	16.46	17.89
Low	14.56	13.04	14.70	14.00	14.40
Book value	10.30	10.34	9.81	9.79	9.55
Dividend	0.13	0.12	0.12	0.12	0.12
Shares outstanding at period-end	7,060,241	7,077,691	7,048,976	7,045,335	7,038,110
Average shares outstanding	7,057,452	7,053,509	7,074,254	7,040,964	7,036,704
Shares traded	305,100	493,900	544,000	474,471	282,011